UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 02, 2026

Fidelity® Ethereum Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42163	99-6342530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street V13E
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 343-3548

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest of Fidelity Ethereum Fund	FETH	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Heather Bonner

Effective February 2, 2026 (the “Effective Date”), Heather Bonner, having provided notice of her resignation, shall cease serving as Treasurer (Principal Financial and Accounting Officer) of FD Funds Management LLC (the “Sponsor”). Heather Bonner’s decision to resign was not the result of any disagreement relating to the Sponsor or the Fund’s operations, policies or practices.

Appointment of Craig S. Brown

In connection with Heather Bonner’s resignation as Treasurer (Principal Financial and Accounting Officer) of the Sponsor, on the Effective Date, Craig S. Brown will serve as Treasurer (Principal Financial and Accounting Officer) of the Sponsor.

Craig S. Brown, Treasurer (Principal Financial and Accounting Officer)

Mr. Brown is a Vice President (2015-present) and is an employee of Fidelity Investments. Mr. Brown serves as Assistant Treasurer of FIMM, LLC (2021-present). Previously, Mr. Brown served as Assistant Treasurer of certain Fidelity funds (2019-2022).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY ETHEREUM FUND FD Funds Management LLC, as Sponsor of the Fidelity Ethereum Fund

Date: February 5, 2026	By:	/s/ Cynthia Lo Bessette
Name: Cynthia Lo Bessette
Title: President (Principal Executive Officer)

ETH-8-K-0226

1.9918684.101